Exhibit 1.01

Hurco Companies, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2025

Overview

This conflict minerals report for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).  The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products (“necessary conflict minerals”).  “Conflict minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tin, tantalum, and tungsten.  These requirements apply to registrants whatever the geographic origin of the necessary conflict minerals.

If a registrant can establish that the necessary conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the necessary conflict minerals in its products.

If a registrant knows or has reason to believe that any of the necessary conflict minerals in its products may have originated in the Covered Countries, or knows or has reason to believe that the necessary conflict minerals may not be solely from recycled or scrap sources, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a conflict minerals report to the SEC that includes a description of those due diligence measures.

Company and Supply Chain Description

This disclosure has been prepared by management of Hurco Companies, Inc. (herein referred to as “Hurco,” the “Company,” “we,” “us,” or “our”). Hurco is an industrial technology company that designs, manufactures, and sells computerized (i.e., Computer Numeric Control) machine tools, consisting primarily of vertical machining centers (mills) and turning centers (lathes), to companies in the metal cutting industry.  The scope of this report includes all products that we manufacture or contract to manufacture within Hurco’s product portfolio.

Our products, such as our proprietary control systems that include printed circuit boards, connectors, liquid crystal displays, touch screens, and keypads, may contain necessary conflict minerals.  In addition, various components of our products, such as motors and drives and encoders, contain electronic components that may contain conflict minerals.  We determined that during the 2025 calendar year, we manufactured and sub-contracted to manufacture products that use purchased components containing necessary conflict minerals.

We are a downstream consumer of necessary conflict minerals.  In most cases, there are several layers of third parties in the supply chain between the original source of the minerals and us.  The majority of our direct suppliers are several steps removed from smelters, refiners, and mines – purchasing their components and products from suppliers who are also removed from direct interaction with smelters, refiners, and mines.  Many of our suppliers and sub-suppliers also supply to other manufacturers of machine tools and related accessories.  Since we do not purchase necessary conflict minerals directly from mines, smelters, or refiners, we rely on our direct suppliers to provide information regarding the origin of these minerals.

Reasonable Country of Origin Inquiry

We conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether or not any of the necessary conflict minerals in our products originated in the Covered Countries or were not made solely from recycled or scrap sources.  The methods we employed to determine the origin of necessary conflict minerals in our products were:

•	Identifying relevant suppliers whom we believed were likely to provide us with components and raw materials containing necessary conflict minerals;
•	Sending correspondence to our direct suppliers explaining the Rule and our disclosure obligations;
•

Soliciting survey responses from direct suppliers of components of our products, using the Conflict Minerals Reporting Template (the “CMRT”) created by the Responsible Minerals Initiative (“RMI”) to identify the smelters and refiners of necessary conflict minerals in our supply chain;

•	Sending reminders and following up with suppliers that did not respond to our requests for information; and
•	Reviewing responses that we received from our suppliers and following up by email and/or telephone with those whose responses appeared to be incomplete, incorrect, or otherwise not reliable.

Due Diligence Program

We have adopted and communicated to the public a company policy on conflict minerals (the “Hurco Conflict Minerals Policy”), which can be found at the following website: https://cms.hurco.com/uploads/Conflict_Minerals_Policy_7c40158f0b.pdf.  Pursuant to the Hurco Conflict Minerals Policy, we developed a due diligence framework utilizing the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements for gold and for tin, tantalum, and tungsten.  We also work with our direct suppliers to determine the potential use of conflict minerals in our supply chain and request our suppliers to conduct the necessary due diligence to provide us with proper verification of the source and chain of custody of the materials used in their products.

The due diligence measures performed for the reporting year ended December 31, 2025, are summarized below.

Maintain Strong Company Management Systems.

We have structured a task force comprised of individuals from the Supply Chain Management, Procurement, Engineering, and Finance departments within the Company to support the process of supply chain due diligence.   We collaborated with management from various departments to identify products that are affected by the necessary conflict minerals and mapped them to their respective suppliers.  From the risks identified in our supply chain, we have established a strategy to respond to those risks by continuing to strengthen governance and communication with suppliers.

Identify and Assess Risk in the Supply Chain.

We developed a risk-based approach that focused on our direct suppliers that we believed were likely to provide us with components and raw materials containing necessary conflict minerals. This was accomplished by members of our task force reviewing the listing of components and raw materials provided by our direct suppliers and identifying those components and raw materials that may contain necessary conflict minerals.   The task force identified nine direct suppliers who may have sold us goods or products containing necessary conflicts minerals (the “Identified Suppliers”).

We sent the CMRT to our Identified Suppliers and requested information about the source of conflict minerals contained in the components supplied to us.  Eight out of the nine Identified Suppliers returned our survey and seven of these Identified Suppliers responded “yes” to the presence of conflict minerals in their products.  However, seven of these Identified Suppliers provided their responses to us at a company-wide level, rather than at a product-level specific to the materials they supplied to us.  Therefore, for necessary conflict minerals sourced from these Identified Suppliers, we were unable to determine which, if any, of the smelters or refiners and countries of origin of the mine used by such smelters or refiners listed in their responses were the actual source of necessary conflict minerals they supplied to us.  We intend to continue to work with our direct suppliers in the future to obtain and validate the names of smelters and refiners and related countries of origin that supply necessary conflict minerals for our products.  Using our supply chain due diligence processes, we hope to further develop transparency into our supply chain.

When an Identified Supplier also provided information about the smelters or refiners that are in their supply chain, we also review the responses to determine if any materials or components provided to us may have originated in any country that may be subject to sanctions or other various government watchlists related to human rights violations or if any of the smelters or refiners identified are subject to sanctions or may be on other various governmental watchlists.  Notably, the list of smelters or refiners or country of origin of the mine used by such smelters or refiners listed in the responses from any Identified Supplier may not be the actual source of necessary conflict minerals they supplied to us given that many of our Identified Suppliers provided responses to us at a company-wide level, rather than a product-level, but we took this additional step to identify risk in our supply chain.

Design and Implement a Strategy to Respond to Identified Risks.

As part of our risk management plan, to ensure that our suppliers understand our expectations, we have described our intention to source responsibly in the Hurco Conflict Minerals Policy, which can be found at https://cms.hurco.com/uploads/Conflict_Minerals_Policy_7c40158f0b.pdf

Reliance on Independent Third-Party Audit of Supply Chain Due Diligence at the Smelter/Refiner Level.

As mentioned above, we conducted a survey of our nine Identified Suppliers using the CMRT.  However, we do not have direct relationships with conflict minerals smelters and refiners in our supply chain; thus, we do not perform direct audits of the entities that provide our supply chain with the necessary conflict minerals.  We do rely upon the published results of audits conducted by the RMI and other recognized certification programs to comply with OECD guidance to conduct independent third-party audits.  We also rely upon industry efforts to influence smelters and refiners to participate in the Responsible Minerals Assurance Process (“RMAP”).

Report on Supply Chain Due Diligence.

The Company has filed with the SEC its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1, 2025 to December 31, 2025.  In accordance with OECD guidance and the Rule, the Company has also made these disclosures available on its website at www.hurco.com under the “Investors” section.

Due Diligence Results

As described above, components of our products contain necessary conflict minerals.  Based on the information we have obtained pursuant to our good faith RCOI and due diligence process described above, our Identified Suppliers provided us with a list of 366 smelters and refiners (listed in Exhibit A) as potentially having processed the necessary conflict minerals used in our products during 2025 (the “Identified Smelters”). Exhibit A also contains the country where the smelter or refiner is located (but not the country of origin of the mine used by such smelter or refiner).

The table below summarizes certain information pertaining to the 366 Identified Smelters as of May 31, 2026:

Total number of Identified Smelters	366
Number of Identified Smelters designated “Conformant” by the RMI	229
Number of Identified Smelters designated “Active” *	7
Number of Identified Smelters designated “Eligible” (i.e., for which further information is needed to determine status)	130

________________________

*  “Active” smelters are those that have committed to undergo a RMAP assessment.

Although we request that our Identified Suppliers provide responses at the product-level, as stated above, seven of our Identified Suppliers that responded “yes” to the presence of conflict minerals in their products provided responses at the company-level, meaning that they reported the smelter and refiner information for all of their products, not just for the products sold to us. As such, the list of Identified Smelters disclosed in Exhibit A likely contains more smelters and refiners than those that actually process or refine the necessary conflict minerals contained in our products.

If we identify potential sanctions risk as part of the screening process described above, then we work with the relevant suppliers to evaluate and remediate such risks in a manner consistent with applicable sanctions-program requirements, including, where appropriate, requesting that suppliers remove sanctioned smelters and refiners from their supply chain.

Continuous Improvement Efforts to Mitigate Risk

The due diligence discussed above is an ongoing process. Subject to any changes to the Rule, for 2026, we currently intend to take the following steps to continue our efforts to improve our due diligence process:

•	Continue to conduct and report annually on supply chain due diligence for the applicable conflict minerals;
•	Continue to enhance our supplier validation program intended to promote supplier engagements and enhance supplier knowledge of responsible sourcing from the Covered Countries;
•

Continue to encourage our suppliers to establish an alternative source of conflict minerals, if any are found to be supplying the Company with necessary conflict minerals from sources that support armed conflict in the Covered Countries;

•

Continue to work with our suppliers who have indicated the presence of conflict minerals at a company-wide level to obtain product-level declarations in order to refine the smelter and refiner list to include only actual verified smelters or refiners within our supply chain;

•	Continue to work to improve the accuracy of the smelter and refiner list; and
•	Continue to work with our suppliers to ensure responsible sourcing worldwide, including avoiding sourcing from any country subject to sanctions or on global government watchlists.

Independent Private Sector Audit

Not applicable.

EXHIBIT A

METAL	STANDARD SMELTER NAME	COUNTRY
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Do Sung Corporation (DSC)	KOREA, REPUBLIC OF
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA

METAL	STANDARD SMELTER NAME	COUNTRY
Gold	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	KP Sanghvi International Pvt Ltd	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND

METAL	STANDARD SMELTER NAME	COUNTRY
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

METAL	STANDARD SMELTER NAME	COUNTRY
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tau-Ken-Altyn	KAZAKHSTAN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	Baoji Towin Rare Metals Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet OU	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA

METAL	STANDARD SMELTER NAME	COUNTRY
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	STEREON Metals Hermsdorf GmbH	GERMANY
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	ULVAC Inc.	JAPAN
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Conecsus LLC	UNITED STATES OF AMERICA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL

METAL	STANDARD SMELTER NAME	COUNTRY
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Mitra Graha Raya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung Technology Materials Co.	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	TRATHO Metal Quimica	BRAZIL
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA

METAL	STANDARD SMELTER NAME	COUNTRY
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Advanced Materials Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Plansee Composite Materials GmbH	GERMANY
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA